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Exhibit 10.2(b)

Schedule of Officers and Directors that are parties to Indemnification Agreement with Impac Mortgage Holdings, Inc.

Name of Officer/Director	Date of Agreement
Joseph R. Tomkinson	September 24, 2002
William S. Ashmore	September 24, 2002
Ronald M. Morrison	September 24, 2002
Todd R. Taylor	October 19, 2004
James Walsh	September 2, 2002
Stephan R. Peers	September 2, 2002
Frank P. Filipps	September 2, 2002
William E. Rose	September 2, 2002
Leigh J. Abrams	September 2, 2002
William D. Endresen	May 1, 2006

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  Exhibit 10.2(b)